SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a party other than the Registrant [  ]

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[  ]   Preliminary Proxy Statement
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[  ]   Definitive Proxy Statement
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[  ]   Soliciting Material Pursuant to Section 240.14a-12

THE TAX-EXEMPT MONEY FUND OF AMERICA
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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      (1)  Title of each class of securities to which transaction applies:
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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
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[  ]   Fee paid previously with preliminary materials.

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E-mail Alert

Proposals regarding American Funds money market funds

Proxy ballots will soon be mailed to shareholders of The Cash Management Trust of America,®
The U.S. Treasury Money Fund of AmericaSM and The Tax-Exempt Money Fund of America.SM
Please remind your affected clients to consider several proposals, which include:

•	Merging The Cash Management Trust of America and The U.S. Treasury Money Fund of America into the new American Funds Money Market Fund.SM

•	Converting The Tax-Exempt Money Fund of America from a money market fund that seeks to preserve a net asset value of $1.00 a share into a short-term tax-exempt bond fund with a per-share NAV that may fluctuate.

Shareholders may vote online at www.proxy-direct.com, by calling 866/241-6192 or by signing, dating and returning the proxy ballot they receive. Voting will end June 15, the date of the shareholder meetings. If approved, these proposals will take effect in the summer of 2009.

You can find more information and answers to frequently asked questions about the new fund and upcoming proxy vote on our website.

Shareholders of each fund are encouraged to read the applicable proxy statement when it becomes available as it contains important information regarding the proposed transactions. Shareholders will be mailed a proxy statement and proxy ballot and may obtain the proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov. For The Cash Management Trust of America and The U.S. Treasury Money Fund of America, the proxy statement and other information may be found under the filings for American Funds Money Market Fund. You may also request a complimentary copy of the proxy statement by calling American Funds Service Company at 800/421-0180 or writing to the secretary of the funds at 333 South Hope Street, Los Angeles, California 90071.

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